UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Election of Directors

The Federal Home Loan Bank of Indianapolis (“Bank”) announced today the certified results of the Michigan election of one member director to the Board for a two-year term beginning January 1, 2009 and ending December 31, 2010. Paul Clabuesch, Chairman & CEO, Thumb National Bank & Trust Co., Pigeon, MI, was re-elected to the open seat with 1,198,453 shares voted in his favor. The other candidate for election in Michigan was Mark D. Wahl, Chief Financial Officer/Chief Credit Officer, First National Bank of America, East Lansing, MI, with 243,061 shares voted.

Pursuant to regulations of the Federal Housing Finance Agency (“FHFA”), the members of the Bank elect directors by state to the Board from nominees who must be a director or officer of a member located in the particular state. The nominations are also made by the member institutions and not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the FHFA by completing an FHFA-prescribed eligibility certification form.

Item 9.01.	Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the election is attached as Exhibit 99.1 to this report and a copy of the press release announcing the results of the election is attached as Exhibit 99.2 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ Milton J. Miller II
Milton J. Miller II
President and Chief Executive Officer

By:	/s/ Jonathan R. West
Jonathan R. West
Senior Vice President – Administration, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to shareholders dated November 19, 2008

99.2	Press release dated November 19, 2008